Exhibit 10.8.31

                      FIRST STAGE AMENDMENT AND AGREEMENT

                        Re: Non-Refinanced 1998 D&O Loans

          THIS FIRST STAGE AMENDMENT AND AGREEMENT, dated as of March20, 2002 (this "Agreement"), among Conseco, Inc. ("Conseco"), CDOC, Inc. ("CDOC"), CIHC, Incorporated ("CIHC"), Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), as Collateral Agent (in such capacity, the "Collateral Agent") and as Depositary Bank (in such capacity, the "Depositary Bank"), the various financial institutions parties hereto (each a "Bank" and collectively, the "Banks").

                              W I T N E S S E T H:

          WHEREAS, Conseco, the Banks and the Administrative Agent are parties to that certain Agreement, dated as of September 22, 2000, relating to the 1998 Director and Officer Loan Credit Agreement (the "September 22, 2000 Agreement");

          WHEREAS, Conseco has requested that the Administrative Agent and the Banks amend the September 22, 2000 Agreement as more fully described herein;

          WHEREAS, CDOC, the Collateral Agent and the Depositary Bank are parties to that certain Amended and Restated Cash Collateral Pledge Agreement, dated as of November 22, 2000 (the "Cash Collateral Agreement");

          WHEREAS, CDOC has requested that the Administrative Agent and the Banks amend the Cash Collateral Agreement as more fully described herein;

          WHEREAS, Conseco, pursuant to a Guaranty, dated as of August 21, 1998 (the "Conseco Guaranty") has guaranteed the obligations of the borrowers under the Credit Agreement, dated as of August 21, 1998, among the persons listed on the signature pages thereto as Borrowers, the Banks, and the Administrative Agent (the "Credit Agreement");

          WHEREAS, Conseco has requested that the Administrative Agent and the Banks amend the Conseco Guaranty as more fully described herein;

          WHEREAS, CIHC, pursuant to a Guaranty and Subordination Agreement, dated as of September 22, 2000 (the "CIHC Guaranty"), has, among other things, guaranteed the obligations Conseco under the Conseco Guaranty;

          WHEREAS, CIHC has requested that the Administrative Agent and the Banks amend the CIHC Guaranty as more fully described herein;

          WHEREAS, Articles II, III and IV to the Appendix to that certain Five-Year Credit Agreement, dated as of September 25, 1998, as amended (the "Five-Year Credit Agreement"), were incorporated by reference into the September 22, 2000 Agreement;

          WHEREAS, the parties to the Five-Year Credit Agreement now wish to amend the Appendix and the parties hereto wish to consent to the amendment of the Appendix; and

          WHEREAS, Conseco will agree to pay certain fees as more fully described below;

          NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned thereto in the Credit Agreement. As used herein, the following terms shall have the following meanings:

          "A.M. Best A- Status" shall have the meaning set forth in Section 1.01 of the Appendix.

          "Agreement Fee" shall have the meaning set forth in Section 7.1(a) hereof.

          "Appendix" shall have the meaning set forth in Section 6.1 hereof.

          "Appendix Amendment" shall have the meaning set forth in Section 6.1 hereof.

          "D&O Facilities" shall have the meaning set forth in Section 1.01 of the Appendix.

          "Effective Date" shall have the meaning set forth in Section 8 hereof.

          "Exchange Offer" shall have the meaning set forth in Section 1.01 of the Appendix.

          "Fees" shall have the meaning set forth in Section 7.1 hereof.

          "Specified D&O Facilities" shall have the meaning set forth in Section
          1.01 of the Appendix.

          "Trust Preferred Securities" shall have the meaning set forth in
          Section 1.01 of the Appendix.

          Section 2. AMENDMENTS TO SEPTEMBER 22, 2000 AGREEMENT.

          2.1 Section 1.1 of the September 22, 2000 Agreement is hereby amended as follows:

               (a) The definition of "CDOC" is hereby added to Section 1.1 of the September 22, 2000 Agreement in its proper alphabetical order and reads as follows:

          "CDOC" shall mean CDOC, Inc., a Delaware corporation.

               (b) The definition of "Required Banks" is hereby added to Section
          1.1 of the September 22, 2000 Agreement in its proper alphabetical order and reads as follows:

          "Required Banks" shall have (a) with respect to the Loans, the meaning assigned thereto in the Loan Documents and (b) with respect to the New Loans, the meaning assigned thereto in the New Loan Documents.

               (c) The definition of "Regulation U" is hereby added to Section
          1.1 of the September 22, 2000 Agreement in its proper alphabetical order and reads as follows:

          "Regulation U" shall have the meaning set forth in the Existing Guaranty.

          2.2 Section 3 of the September 22, 2000 Agreement is hereby amended by:

               (a) deleting "No Default Acknowledgment" appearing therein and substituting in lieu thereof "No Default Acknowledgments";

               (b) inserting "(a)" immediately prior to the first sentence of such section; and

               (c) inserting a new clause (b) to read as follows:

                    "(b) The Administrative Agent and the Banks hereby
               acknowledge that the Guarantor will not be in default of Section
               3.4 or Section 4.3 of the Existing Guaranty (and CIHC will not be in default of the CIHC Guaranty) if the Guarantor, in furtherance of its rights set forth in Section 5(e) of this Agreement in respect of the Existing Loans, takes possession of any Borrower's "margin stock" (as defined in Regulation U) so long as Guarantor complies with the provisions of Regulation U in connection therewith."

          2.3 The following sentence is hereby added to the end of Section 5(a) of the September 22, 2000 Agreement to read as follows: "For purposes of this
Section 5(a), in making any calculation to determine Cash Collateral Deposits required to be made or held, such required amounts will be reduced by the amount of any application of cash collateral under Section 5(e) hereof."

          2.4 Section 5(e) is hereby added to the September 22, 2000 Agreement to read as follows:

               "(e) The Guarantor may, at its option, direct the Administrative Agent to apply the cash collateral provided by CDOC in respect of the Specified D&O Facilities as follows: (i) to the payment of the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix), pro rata as to the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix), but such allocation thereof need not be pro rata as to the underlying borrowers; (ii) to the payment under the Existing Guaranty or the New Conseco Guaranty of the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix), pro rata as to the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix), but such allocation thereof need not be pro rata as to the underlying borrowers or (iii) to the Guarantor's purchase of Borrowers' loans, subject to intercreditor rights satisfactory to the Required Banks and the Guarantor, provided that the Guarantor may only purchase an individual Borrower's loans if the Guarantor simultaneously purchases all loans under the D&O Facilities of such Borrower. To the extent the Guarantor purchases an individual Borrower's loans pursuant to clause (iii) of the preceding sentence, each Bank hereby consents to the Administrative Agent (in its sole discretion) entering into an amendment of the Credit Agreement with such Borrower subsequent to the Effective Date which (x) amends the definition of "Eligible Assignee" in the New Loan Documents to include the Guarantor and (y) provides for any other amendments of any other provisions of the New Loan Documents necessary to provide that the purchase of such Borrower's loans may be non-pro-rata as to the assigning Bank and the other underlying Borrowers."

          2.5 Section 5(f) is hereby added to the September 22, 2000 Agreement to read as follows:

                    "(c) If for any reason the Guarantor believes that any
               payment made by it pursuant to Section 5(e) of this Agreement in respect of the Existing Loans would not be subject to subrogation rights under Section 2.6 of the Existing Guaranty, the Guarantor and the Required Banks in their sole discretion, may agree to an alternative procedure to preserve substantially equivalent economic rights to the Guarantor and substantially equivalent economic results for the Banks. Without limiting the foregoing, if the Guarantor is paying all of the Existing Loans of a particular Borrower, the Banks will assign their rights in respect of said Existing Loans to the Guarantor, subject to intercreditor rights satisfactory to the Required Banks and the Guarantor."

          Section 3. AMENDMENTS TO CASH COLLATERAL AGREEMENT. The following sentence shall be added at the end of Section 4.5 of the Cash Collateral
Agreement: "The Grantor shall have the right to make withdrawals to the extent such withdrawals are simultaneously applied as set forth in Section 5(e) of the Agreements Re: Specified D&O Facilities."

          Section 4. RESERVED.

          Section 5. AMENDMENT TO CIHC GUARANTY. Section 5.14 of the CIHC Guaranty is hereby deleted.

          Section 6. CONSENT.

          6.1 The parties hereto consent to the amendment of the Appendix as attached hereto as Exhibit A (the "Appendix Amendment"). The parties hereto further agree that all references in the September 22, 2000 Agreement and the Conseco Guaranty to the Appendix shall mean the Appendix as so amended by the Appendix Amendment (the "Appendix").

          6.2 Conseco may, at its option, make payments or purchases under the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix or the related Conseco guaranty), pro rata as to the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix), but such allocation thereof need not be pro rata as to the underlying borrowers.

          Section 7. FEES.

          7.1 Conseco hereby agrees that, upon the effectiveness of this Agreement pursuant to the provisions of Section 8 hereof, Conseco shall be obligated to pay, and shall pay, to the Administrative Agent, for the pro rata benefit of the Banks, the following fees (the "Fees"):

               (a) On the Effective Date, an agreement fee (the "Agreement Fee") in immediately available funds equal 0.50% of the principal amount of the Loans outstanding on such date, net of a proportionate share (which share shall equal the share of the Loans payable to such Bank divided by the outstanding Loans under all the Specified D&O Facilities) of the cash collateral then on deposit securing Conseco's obligations relating to the Credit Agreement; provided that the Agreement Fee shall only be payable to those Banks that execute and deliver this Agreement by March 20, 2002; and

               (b) From and after the Effective Date and until all Loans are paid in full, a continuing per annum fee equal to 0.75% of all Loans then outstanding, payable quarterly in arrears, quarterly on the last Business Day of each calendar quarter, with payment commencing on March 31, 2002.

          7.2 Conseco's obligation to pay each of the Fees shall be irrevocable, unconditional, and absolute and, consistent therewith, shall not terminate in the event that this Agreement shall otherwise be terminated pursuant to its provisions. Such fees shall be in addition to any fees provided for under the September 22, 2000 Agreement or the Credit Agreement.

          Section 8. CONDITIONS PRECEDENT. This Agreement shall become effective on such date (the "Effective Date") when each of the conditions precedent set forth in this Section 8 shall have been satisfied, and notice thereof shall have been given by the Administrative Agent to Conseco and the Banks.

          8.1 Receipt of Documents. The Administrative Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent:

               (a) This Agreement, duly executed by Conseco, CDOC, CIHC, the Administrative Agent and the Required Banks;

               (b) A certificate of the Secretary or Assistant Secretary of Conseco (i) certifying the names and true signatures of the officers of Conseco authorized to execute, deliver and performance, as applicable, this Agreement, and all other documents to be delivered by it hereunder and (ii) attaching copies of the resolutions of the board of directors of Conseco authorizing the transactions contemplated hereby;

               (c) A certificate of the Secretary or Assistant Secretary of CIHC
          (i) certifying the names and true signatures of the officers of CIHC authorized to execute, deliver and perform, as applicable, all documents to be delivered by it hereunder and (ii) attaching copies of the resolutions of the board of directors of CIHC authorizing the transactions contemplated hereby;

               (d) A certificate of the Secretary or Assistant Secretary of CDOC
          (i) certifying the names and true signatures of the officers of CDOC authorized to execute, deliver and perform, as applicable, all documents to be delivered by it hereunder and (ii) attaching copies of the resolutions of the board of directors of CDOC authorizing the transactions contemplated hereby;

               (e) The Reaffirmation of (i) the Conseco Guaranty, (ii) the CIHC Guaranty and (iii) the Amended and Restated Cash Collateral Agreement, in the form of Exhibit B attached hereto;

               (f) The opinion of David K. Herzog, counsel of Conseco and CIHC, substantially in the form of Exhibit C, and addressing such other legal matters as the Administrative Agent may reasonably require;

               (g) The opinion of Weil, Gotshal & Manges LLP, outside counsel to Conseco and CIHC, substantially in the form of Exhibit D, and addressing such other legal matters as the Administrative Agent may reasonably require;

               (h) Duly authorized, executed and delivered copies of (i) the First Stage Amendment and Agreement Re: 1997 D&O Loans, dated as of March 20, 2002, (ii) the First Stage Amendment and Agreement Re: 1998 D&O Loans, dated as of March 20, 2002, and (iii) the First Stage Amendment and Agreement Re: 1999 D&O Loans, dated as of March 20, 2002, substantially in the form hereof;

               (i) A duly authorized, executed and delivered copy of Third Amendment to Five-Year Credit Agreement, dated as of March 20, 2002, among Conseco, the various financial institutions party thereto, and Bank of America, N.A. as agent thereunder; and

               (j) Receipt by the Administrative Agent of a letter to the Banks evidencing Conseco's understanding if scheduled payments are not made on or before the date that such scheduled payments become due and payable in respect of all Trust Preferred Securities, a downgrade from A.M. Best A- Status would occur.

          8.2 Additional Conditions. The effectiveness of this Agreement and the consent of the Banks are subject to the following further conditions precedent:

               (a) With respect to Conseco, no Default exists and no Event of Default will exist after giving effect to this Agreement;

               (b) The representations and warranties of Conseco contained in
          Article III of the Conseco Guaranty, are true and correct in all material respects with the same effect as though made on the Effective Date, except, to the extent that any such representations and warranties relate expressly to an earlier date, such representations and warranties shall have been true and correct in all material respects as of such earlier date;

               (c) No Material Litigation exists other than the litigation described in Schedule I attached hereto;

               (d) No Material Adverse Change has occurred with respect to Conseco or CIHC since September 30, 2001 (except for changes in or adverse effects upon, the business, properties, condition (financial or otherwise) of Conseco and CIHC as disclosed in press releases, public filings or otherwise in writing to the Administrative Agent);

               (e) Conseco shall have paid all accrued and unpaid fees, costs, expenses and other disbursements to date, including attorneys' fees and costs, including those to be incurred in connection, negotiation, and execution of this Agreement. Conseco shall remain liable and shall promptly reimburse the Administrative Agent for such future fees, costs expenses and other disbursements as provided for in the existing Loan Documents;

               (f) The Banks, with the approval of Conseco, shall have hired Ernst & Young LLP as a financial advisor to review the financial condition and performance of Conseco and its Subsidiaries, and the Administrative Agent shall be satisfied as to the duration and scope of such review; and

               (g) The Exchange Offer and the disclosures made in connection therewith (including, without limitation, pursuant to the related offering memorandum) shall be on terms and conditions satisfactory to the Administrative Agent.

          Section 9. MISCELLANEOUS.

          9.1 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          9.2 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

          9.3 Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          9.4 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

          9.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                               [signatures follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   CONSECO, INC.



                                   By: /s/ James S. Adams
                                      ----------------------------------
                                   Name:  James S. Adams
                                   Title: Senior Vice President, Chief
                                          Accounting Officer and Treasurer


                                   CIHC, INCORPORATED



                                   By: /s/ William T. Devanney, Jr.
                                      ----------------------------------
                                   Name:  William T. Devanney, Jr.
                                   Title: Senior Vice President, Corporate Taxes


                                   CDOC, INC.



                                   By: /s/ William T. Devanney, Jr.
                                      ----------------------------------
                                   Name:  William T. Devanney, Jr.
                                   Title: Senior Vice President, Corporate Taxes


                                   BANK OF AMERICA, N.A., as Administrative
                                   Agent, as a Bank, as Collateral Agent
                                   and as Depositary Bank


                                   By: /s/ Bridget Garavalia
                                      ----------------------------------
                                   Name:  Bridget Garavalia
                                   Title: Managing Director

                                   JPMORGAN CHASE BANK



                                   By: /s/ Helen L. Newcomb
                                      ----------------------------------
                                   Name:  Helen L. Newcomb
                                   Title: Vice President


                                   DEUTSCHE BANK AG, New York and/or
                                   Cayman Island Branches



                                   By: /s/ Robert M. Wood, Jr.
                                      ----------------------------------
                                   Name:  Robert M. Wood, Jr.
                                   Title: Director



                                   By: /s/ Mark B. Cohen
                                      ----------------------------------
                                   Name:  Mark B. Cohen
                                   Title: Managing Director


                                   THE BANK OF NEW YORK


                                   By: /s/ Stephen C. Brennan
                                      ----------------------------------
                                   Name:  Stephen C. Brennan
                                   Title: Vice President

                                   Schedule I

                               Material Litigation

          Litigation described in Form 10-Q of Conseco, Inc. for the quarterly period ended September 30, 2001.

          Donald J. Trump v. Conseco, Inc., et al.

                                    Exhibit A

                               Appendix Amendment


          AMENDMENT, dated as of March 20, 2002 (this "Amendment"), to the Conseco, Inc. Appendix, dated as of September 22, 2000 (the "Appendix").

          1. Definitions. Unless otherwise defined herein, terms defined in the Appendix and used herein shall have the meanings given to them in the Appendix.

          Amendment to Section 1.01. Section 1.01 is hereby amended as follows:

               (i) (a) by deleting in its entirety the definition of "Cash on Hand Target".

          (b) by amending the definition of "Conseco Adjusted Earnings" as follows:

               (i) by deleting the term "non-cash" each time it appears in clauses (f) and (g) thereof;

               (ii) by deleting the phrase "(provided that the after tax amounts described in clauses (f) and (g) shall not exceed in the aggregate $500,000,000 for any Calculation Period ending on or before September 30, 2001, and $50,000,000 for any Calculation Period ending thereafter)" where it appears after clause (g) thereof and inserting in lieu thereof the following:

               "(provided that the after tax amounts described in clauses (f) and (g) shall not exceed (i) more than $500,000,000 in the aggregate accrued or incurred during Fiscal Year 2002 (provided that no more than $50,000,000 (accrued or incurred during Fiscal Year 2002) of such expenses, losses or other charges in the aggregate may be in cash), and (ii) more than $50,000,000 in the aggregate accrued or incurred for any Fiscal Year thereafter)"; and

               (iii) by inserting the following sentence at the end thereof:

               "Notwithstanding the foregoing, Conseco Adjusted Earnings shall exclude any income or gain, or expense, loss or charge, (x) associated with Conseco's ownership of AT&T Wireless Stock, (y) resulting from any impairment of the D&O Facilities or (z) set forth on Annex II attached hereto, provided that the amounts set forth for the fiscal periods on such Annex may be excluded in the applicable Calculation Period prior to the date of the Amendment as well as any Calculation Period after the date of the Amendment that includes such fiscal period(s)."

          (c) by amending the definition of "Conseco Finance Tangible Net Worth" by deleting the text of clause (b) where it occurs in the definition thereof and inserting in lieu thereof the following:

          "(b) any charges specified in clause (f) or (g) of the definition of Conseco Adjusted Earnings; provided that such charges shall not be permitted to exceed $150,000,000 on an after tax basis in the aggregate and no more than $15,000,000 of such $150,000,000 of charges on an after-tax basis may be in cash"

          (d) by amending the definition of "Interest Coverage Ratio" by inserting the following sentence at the end thereof:

          "For purposes of determining the Interest Coverage Ratio, the term "Conseco Available Cash Flow" shall exclude the amount of (i) Net Proceeds received by Conseco in connection with any Disposition of any right or interest of Conseco or any of its Subsidiaries in the General Motors Building less (ii) the statutory carrying value of Conseco and its Subsidiaries in respect of the General Motors Building (the amount of clause (i) less the amount of clause (ii), the "GM Gain"); provided, that in connection with determining the Interest Coverage Ratio for purposes of compliance with any conditions precedent to an extension of the maturity date of the $1.5 Billion Facility or any of the D&O Facilities, only the first $250,000,000 of any such GM Gain may be included in such determination."

          (e) by amending the definition of "Relevant CIHC Guaranty" by deleting the second sentence thereof.

          (f) by deleting in its entirety the definition of "$144 Million D&O Credit Agreement" and inserting in lieu thereof the following:

          "$144 Million D&O Credit Agreement" means the Credit Agreement, dated as of November 22, 2000, as amended, supplemented or otherwise modified or refinanced, among the individual borrowers parties thereto, the banks parties thereto and JPMorgan Chase Bank as administrative agent (relating to all of the then-existing loans under the $144 Million D&O Facility).

          (g) by deleting in its entirety the definition of "$181 Million D&O Credit Agreement" and inserting in lieu thereof the following:

          "$181 Million D&O Credit Agreement" means collectively (i) the Credit Agreement, dated as of August 21, 1998, among the individual borrowers parties thereto, the banks parties thereto and Bank of America, N.A., as administrative agent, as amended, supplemented or otherwise modified or refinanced, and (ii) the Credit Agreement, dated as of November 22, 2000, as amended, supplemented or otherwise modified or refinanced, (relating to certain but not all of the then-existing loans under the $181 Million D&O Facility) pursuant to which Bank of America, N.A. is the administrative agent.

          (h) by deleting in its entirety the definition of "$245 Million D&O Credit Agreement" and inserting in lieu thereof the following:

          "$245 Million D&O Credit Agreement" means the Credit Agreement, dated as of November 22, 2000, as amended, supplemented or otherwise modified or refinanced, among the individual borrowers parties thereto, the banks parties thereto and Bank of America, N.A., as administrative agent (relating to all of the then-existing loans under the $245 Million D&O Facility).

          (i) by adding thereto the following new definitions in the appropriate alphabetical order:

          "Amendment" means this Amendment, dated as of March 20, 2002, in respect of the Appendix.

          "Amendment Effective Date" means the "Effective Date" as defined in the Amendment.

          "AT&T Wireless Stock" means 10,319,050 shares of AT&T Wireless Services, Inc. common stock par value $.01 per share.

          "Exchange Offer" means the exchange offer pursuant to the Offering Memorandum dated as of March 18, 2002, pursuant to which Conseco offered to exchange Specified Existing Public Debt for New Exchange Offer Public Debt in accordance with the terms of such Offering Memorandum, any exchange offer in connection with the registration of the New Exchange Offer Public Debt with the Securities and Exchange Commission and any exchange offer on terms substantially similar to the foregoing exchange offers.

          "General Motors Building" means the building located at 767 5th Avenue, New York, NY 10153.

          "New Exchange Offer Public Debt" means the senior notes issued pursuant to an Exchange Offer in exchange for Specified Existing Public Debt or other New Exchange Offer Public Debt.

          "Specified Existing Public Debt" means collectively Conseco's 8.5% Senior Notes due October 15, 2002, 6.4% Senior Notes due February 10, 2003, 8.75% Senior Notes due February 9, 2004, 6.8% Senior Notes due June 15, 2005, 9% Senior Notes due October 15, 2006 and 10.75% Senior Notes due June 15, 2008.

          "Trigger Date" means (i) in the case of the sale of Sufficient Assets, the Reduction Date and (ii) in the case of any other Approved Strategic Alternative, the date such Approved Strategic Alternative is approved by the Required Banks.

          2. Amendment to Section 1.03. Section 1.03 of the Appendix is hereby amended by inserting at the end thereof a new Section 1.03(c):

          "(c) For purposes of calculating any financial covenants or related definitions hereunder, any charges taken to writeoff goodwill to the extent required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants Statement No. 142 shall be excluded."

          (a) Amendment to Section 2.01. (a) Section 2.01(a) of the Appendix is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

          "(a) [Intentionally Omitted.]"

          (b) Section 2.01(b) of the Appendix is hereby amended by deleting such
Section 2.01(b) in its entirety and substituting in lieu thereof the following:

          "(b) On the Amendment Effective Date and thereafter, within three Business Days after Conseco or any of its Subsidiaries receives any Available Net Proceeds, such Available Net Proceeds shall be applied as follows: first, the first $352,000,000 shall be retained by Conseco; second, the next $313,000,000 shall be applied pro rata to the $1.5 Billion Facility and the Specified D&O Facilties (in the manner contemplated by Section 2.02(c)); third, following the application of $313,000,000 pursuant to clause second above and thereafter until the earlier of (i) December 31, 2003 and (ii) the application of an additional $250 million pursuant to this clause, 50% per transaction of any Available Net Proceeds shall be retained by Conseco and 50% per transaction of any Available Net Proceeds shall be applied pro rata to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)); fourth, after the earlier of (i) December 31, 2003 and (ii) the application of an additional $250 million pursuant to clause third above, 25% per transaction of any Available Net Proceeds shall be retained by Conseco and 75% per transaction of any Available Net Proceeds shall be applied pro rata to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)); and fifth, after March 31, 2004, 50% per transaction of any Available Net Proceeds shall be retained by Conseco and 50% per transaction of any Available Net Proceeds shall be applied pro rata to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)); provided that in the event that the Relevant Banks under the D&O Facilities agree to grant Conseco an option to extend the date by which Conseco is required to pay, purchase or cash collateralize in full the D&O Facilities or the related Conseco Guaranty from December 31, 2003 until March 31, 2005, the application of Available Net Proceeds pursuant to this Section 2.01(b) to the $1.5 Billion Facility and the D&O Facilities shall be as follows: (i) in clause second above, after $50,000,000 of Available Net Proceeds have been applied to the Specified D&O Facilities, the remainder shall be applied pro rata to the $1.5 Billion Facility and the D&O Facilities (in the manner contemplated by Section 2.02(c)); and (ii) in clauses third, fourth and fifth above, the references to the Specified D&O

          Facilities shall be deemed to be references to the D&O Facilities. Any Available Net Cash Proceeds referred to in this paragraph as being available for retention by Conseco (A) must, if received by a Subsidiary, be distributed to Conseco for such purpose if such distribution is not prohibited by law, rule or regulation or the Lehman Agreement and (B) may be used by Conseco for any purpose permitted by this Appendix.

          (c) Section 2.01(c) is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

          "(c) [Intentionally Omitted]."

          (d) Amendment to Section 2.02. (a) Section 2.02(a) is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

          "(a) [Intentionally Omitted]."

          (e) Section 2.02(b) is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

          "(b) [Intentionally Omitted]."

          (f) Section 2.02(c) is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

          "(c) Any application of Available Net Proceeds allocated to the $1.5 Billion Facility and the Specified D&O Facilities or the D&O Facilities, as applicable, pursuant to Section 2.01(b) (and any application of Net Proceeds pursuant to clause (a)(ii) of the definition of "Exempt Waterfall Amounts") shall be allocated ratably to each such Facility based on the aggregate Exposure then outstanding under such Facilities, and ratably to the Exposure of each Bank under each such Facility. The Available Net Proceeds so allocated to each Specified D&O Facility and D&O Facility, as applicable, at the discretion of Conseco, shall be either (i) deposited in a cash collateral account pursuant to the applicable Cash Collateral Agreement or (ii) applied to purchase or repay "Loans" made to the individual borrowers pursuant to the applicable Specified D&O Facility or D&O Facility, as applicable or (iii) applied to pay the related Conseco Guaranty."

          (g) Amendment to Article III. Article III of the Appendix is hereby amended by adding at the end thereof the following new Sections 3.12 and 3.13:

          "3.12. Hiring of Ernst & Young. Conseco hereby agrees to (i) the hiring by the Banks of Ernst & Young LLP as a financial advisor to review the financial condition and performance of Conseco and its Subsidiaries, the duration and scope of such review to be at the direction and under the control of Conseco and the Agents (and Conseco agrees to use reasonable best efforts to facilitate such review) and (ii) paying all fees, costs and expenses incurred from time to time in connection with such review promptly upon receipt of an invoice for such services.

          3.13. A.M. Best Rating Reduction Remedy. If on any date (the "Reduction Date") the rating from A.M. Best Company is reduced to less than B+ on Bankers Life and Casualty Company, Conseco Annuity Assurance Company, Conseco Health Insurance Company, Conseco Life Insurance Company or Conseco Senior Health Insurance Company, Conseco shall be obligated to retain an investment banker of national recognition (the "Investment Banker") reasonably satisfactory to the Agents to explore strategic alternatives ("Strategic Alternatives") to repaying in full in cash all Obligations under the $1.5 Billion Facility and each of the D&O Facilities (or, in the case of the D&O Facilities, cash collateralize such Facilities), which Strategic Alternatives shall include either (i) the sale of one or more of its Subsidiaries ("Sufficient Assets") the value of which will be sufficient to repay in full in cash all such Obligations,
(ii) such other Strategic Alternative(s) approved by the Required Banks or (iii) both the sale of Sufficient Assets and one or more other Strategic Alternatives approved by the Required Banks (clauses (i), (ii) or (iii), individually, an "Approved Strategic Alternative"). At any time, the Required Banks may amend, supplement or otherwise modify the requirements of this Section 3.13, including amending the terms and/or conditions of an Approved Strategic Alternative, releasing Conseco from its obligations to proceed with the sale of Sufficient Assets or otherwise. Conseco and its Subsidiaries shall diligently pursue and take material steps toward achieving each Approved Strategic Alternative, including, to the extent applicable, the preparation and distribution of offering materials with respect to each Approved Strategic Alternative, facilitating advisors of Conseco in making contact with potential purchasers or other relevant parties in their due diligence processes, using reasonable best efforts to prepare, negotiate and execute transaction documents with respect thereto and consummate such transactions.

          Conseco shall provide the Agents with bi-weekly written reports (in form and scope acceptable to the Agents), describing the status of its progress in pursuing, and actions it has taken and is planning on taking toward achieving each Approved Strategic Alternative. Without limiting the generality of Conseco's obligations set forth above, Conseco shall have:

          (A) Engaged the Investment Banker to explore Strategic Alternatives no later than 30 days after the Reduction Date;

          (B) Distributed offering materials, and provided copies thereof to the Agents, with respect to any Approved Strategic Alternative, no later than 90 days after the Trigger Date;

          (C) Used reasonable best efforts to receive written expressions of interest, and provided copies thereof to the Agents, with respect to each Approved Strategic Alternative, no later than 120 days after the Trigger Date;

          (D) Used reasonable best efforts to sign the appropriate transaction documents with respect to any Approved Strategic Alternative no later than 180 days after the Trigger Date, unless the Required Banks have agreed to extend such date; and

          (E) Used reasonable best efforts to consummate any Approved Strategic Alternative no later than 270 days after the Trigger Date, unless the Required Banks have agreed to extend such date."

          (h) Amendment to Section 4.01. Section 4.01 of the Appendix is hereby amended by (i) deleting from Section 4.01(l) the word "and" where it appears at the end of such Section 4.01, (ii) replacing in Section 4.01(m) the "." where it appears at the end of such Section with a "; and" and (iii) adding at the end thereof the following new subsection 4.01(n):

          "(n) subordinated Contingent Obligations of CIHC in respect of the New Exchange Offer Public Debt (the "Subordinated CIHC Guaranty"), provided that (i) such Subordinated CIHC Guaranty shall contain terms and conditions and shall be subordinated to any and all Obligations under the $1.5 Billion Facility and each of the D&O Facilities, in each case on terms and conditions satisfactory to the Agents and (ii) the Exchange Offer and the disclosures made in connection therewith (including, without limitation, pursuant to the Offering Memorandum) shall be on terms and conditions satisfactory to the Agents.

          3. Amendment to Section 4.08. Section 4.08(c) of the Appendix is hereby amended by replacing the number "$100,000,000" where it appears in Sections 4.08(c)(i) and 4.08(c)(ii) thereof with the number "$50,000,000".

          4. Amendment to Section 4.14. Section 4.14 of the Appendix is hereby amended by deleting the table contained therein in its entirety and inserting in lieu thereof the following table:

                           "Fiscal Quarter
                           Ending                                     Ratio
                           ------                                     -----

                           December 31, 2001                           1.20 to 1.0
                           March 31, 2002                              1.25 to 1.0
                           June 30, 2002                               1.25 to 1.0
                           September 30, 2002                          1.10 to 1.0
                           December 31, 2002                           1.10 to 1.0
                           March 31, 2003                              1.30 to 1.0
                           June 30, 2003                               1.75 to 1.0
                           September 30, 2003                          1.90 to 1.0
                           December 31, 2003                           2.15 to 1.0
                           March 31, 2004                              2.25 to 1.0
                           June 30, 2004                               2.50 to 1.0
                           September 30, 2004                          2.50 to 1.0
                           December 31, 2004 and thereafter            2.50 to 1.0"

          5. Amendment to Section 4.15. Section 4.15 of the Appendix is hereby amended by (i) deleting the parenthetical contained therein and (ii) deleting the table contained therein in its entirety and inserting in lieu thereof the following table:


                           "Fiscal Quarter
                           Ending                                     Amount
                           ------                                     ------
                           December 31, 2001                          $1,600,000,000
                           March 31, 2002                             $1,200,000,000
                           June 30, 2002                              $1,200,000,000
                           September 30, 2002                         $1,200,000,000
                           December 31, 2002                          $1,300,000,000
                           March 31, 2003                             $1,300,000,000
                           June 30, 2003                              $1,350,000,000
                           September 30, 2003                         $1,400,000,000
                           December 31, 2003                          $1,400,000,000
                           March 31, 2004                             $1,500,000,000
                           June 30, 2004                              $1,500,000,000
                           September 30, 2004                         $1,700,000,000
                           December 31, 2004 and thereafter           $1,700,000,000"

          6. Amendment to Section 4.16. Section 4.16 of the Appendix is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

               "4.16. Conseco Finance Tangible Net Worth. Conseco shall not permit Conseco Finance Tangible Net Worth as at the end of any Fiscal Quarter set forth below to be less than the relevant amount set forth below:

                           Fiscal Quarter
                           Ending                                     Amount
                           ------                                     ------

                           December 31, 2001                          $1,200,000,000
                           March 31, 2002                             $1,200,000,000
                           June 30, 2002                              $1,200,000,000
                           September 30, 2002                         $1,200,000,000
                           December 31, 2002                          $1,200,000,000
                           March 31, 2003                             $1,200,000,000
                           June 30, 2003                              $1,200,000,000
                           September 30, 2003                         $1,200,000,000
                           December 31, 2003                          $1,300,000,000
                           March 31, 2004                             $1,300,000,000
                           June 30, 2004                              $1,300,000,000
                           September 30, 2004                         $1,300,000,000
                           December 31, 2004                          $1,300,000,000
                           March 31, 2005 and thereafter              $1,600,000,000"

          7. Amendment to Section 4.17. Section 4.17 is hereby amended by replacing the percentage "200%" where it appears therein with the percentage "250%".

          8. Amendment to Section 5.01. Section 5.01(c) is hereby amended by deleting the reference therein to "3.03(a), 4.01" and substituting in lieu thereof a reference to "3.03(a), 3.12(i), 3.13(A), (B) or (E), 4.01".

                                                                        ANNEX II



                         Consolidated Adjusted Earnings

                              Excluded Transactions


Conseco, Inc.
Analysis of Special Charges
Four Quarters Ended December 31,
2001

                                         1Q01            2Q01           3Q01            4Q01            2001
                                    --------------------------------------------------------------------------------
Employment-Related                    (600,000)       4,968,600      4,745,126       2,350,000       11,463,726

Exit Costs/Restructuring            20,709,158        1,047,338        791,676       3,441,534       25,989,706

Advisory Fees                           86,275        2,044,264      1,512,020         144,034        3,786,593

Legal Fees                           4,382,435        3,100,000           -         26,748,986       34,231,421

Loss on Disposition of Asset         8,624,576        2,400,000           -               -          11,024,576

Outsourcing                               -           2,454,000      4,372,000       3,798,000       10,624,000

Miscellaneous                          401,045          178,636        124,516      (2,539,550)      (1,835,353)

Amort. of deferred sales                  -                -         3,176,576            -           3,176,576

Valuation Adjustments                6,000,000             -              -         (2,500,000)       3,500,000
                                    --------------------------------------------------------------------------------

                                    39,603,490       16,192,838     14,721,914      31,443,004      101,961,246


Less Cash Special Charges               46,475       (6,467,182)    (5,852,042)           -         (12,272,749)

Cap on Special Charge Basket              -                -              -        (12,115,401)     (12,115,401)
                                    --------------------------------------------------------------------------------

Sub-total-Accrued Special Charges   39,649,965        9,725,656      8,869,872      19,327,603       77,573,096

Income Taxes on Accrued Special
Charges                            (14,300,000)      (3,403,980)    (3,104,455)     (6,764,661)     (27,573,096)
                                    --------------------------------------------------------------------------------

Total Conseco, Inc. and
Subsidiaries Special Charges After
Tax                                 25,349,965        6,321,676      5,765,417      12,562,942       50,000,000
                                    ================================================================================


                                    Exhibit B

                              Form of Reaffirmation

March ___, 2002

Bank of America, N.A., as Administrative Agent
231 South LaSalle Street
Chicago, Illinois 60697

Attention: ________________

          Re: First Stage Amendment and Agreement, dated March 20, 2002 (the "Agreement"), among Conseco, Inc. ("Conseco"), CDOC, Inc. ("CDOC"), CIHC, Incorporated ("CIHC"), the financial institutions party thereto (collectively, the "Banks"), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent")

Ladies and Gentlemen:

          Reference is made to the Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning assigned thereto in the Agreement.

          This letter is intended to constitute the reaffirmation (this "Reaffirmation") of specified documents referenced in the Agreement, and, as such, is being delivered to satisfy the condition of Section 8.1(e) of the Agreement, which requires a reaffirmation of the agreements listed on Schedule I hereto (the "Reaffirmed Agreements") as a condition to the effectiveness of the Agreement. This letter is for the benefit of the Administrative Agent and the Banks.

          Each of the parties hereto hereby reaffirm the Reaffirmed Agreements to which it is a party in each and every respect, including, without limitation, the validity of any and all of its obligations under each of the Reaffirmed Agreements including, without limitation, regardless of:

               (a) any defense any borrower has, may have, or may otherwise assert with respect to his, her, or its liability for any loans or otherwise with respect to any other obligation any such borrower may have under the Credit Agreement, dated as of August 21, 1998, among the persons listed on the signature pages thereto, as Borrowers, the Banks and the Administrative Agent (the "Credit Agreement"), or any Loan Document relating thereto, including, without limitation, any defense asserted or that might be asserted by any such borrower as arising from:

                    (i) the execution, delivery and performance or
               non-performance by any party under of the September 22, 2000 Agreement,

                    (ii) the execution, delivery, and performance or
               non-performance by any party under the Credit Agreement,

                    (iii) the execution, delivery or non-performance by any
               party under any other Loan Document and/or

                    (iv) any aspect of the Plan, and/or

               (b) any past, present, or future exercise or non-exercise by the Administrative Agent of any right, power and/or remedy against any borrower under the Credit Agreement (and/ or his, her, or its property), any Cash Collateral Deposits (as such term is defined in the September 22, 2000 Agreement), or CIHC (and/or its property).

          Furthermore, each of the parties hereto hereby (a) confirms that it has requested the Administrative Agent and the Banks to enter into the Agreement and (b) acknowledges that the Administrative Agent and the Banks would not enter into the Agreement in the absence of its reaffirmation of the Reaffirmed Agreements and that the Administrative Agent and the Banks are thus relying upon such reaffirmation.

          Each of the undersigned represents and warrants that he or she has been properly authorized to execute and deliver this Reaffirmation on behalf of Conseco, CIHC or CDOC, as applicable.

          Finally, each of the undersigned acknowledge that each of the Administrative Agent, the Banks, and their respective successors and assigns shall be entitled to rely upon this Reaffirmation and that this Reaffirmation is governed by Illinois law.

                               [signatures follow]

                                        Very truly yours,


                                        CONSECO, INC.

                                        By: /s/ James S. Adams
                                           ------------------------------------
                                        Name:  James S. Adams
                                        Title: Senior Vice President, Chief
                                               Accounting Officer and Treasurer

                                        CIHC, INCORPORATED


                                        By: /s/ William T. Devanney, Jr.
                                           ------------------------------------
                                        Name:  William T. Devanney, Jr.
                                        Title: Senior Vice President,
                                               Corporate Taxes


                                        CDOC, INC.


                                        By: /s/ William T. Devanney, Jr.
                                           ------------------------------------
                                        Name:  William T. Devanney, Jr.
                                        Title: Senior Vice President,
                                               Corporate Taxes

                                Schedule I


          1. Guaranty, dated August 21, 1998, between Conseco, Inc. as Guarantor and Bank of America, National Association as Administrative Agent

          2. Guaranty and Subordination Agreement, dated as of September 22, 2000, made by CIHC, Incorporated, as Guarantor and Subordinated Borrower, Conseco Inc. as Obligor and Subordinated Lender, in favor of Bank of America, National Association as Administrative Agent

          3. Amended and Restated Cash Collateral Pledge Agreement, dated as of November 22, 2000, among CDOC, Inc, Bank of America , National Association as Collateral Agent and Bank of America, National Association as Depositary Bank